HIGHLAND HOLDINGS INTERNATIONAL, INC.
                         2001 STOCK COMPENSATION PROGRAM




     1. Purpose. This 2001 STOCK COMPENSATION PROGRAM (the "Program") is intended to secure for Highland Holdings International, Inc., a Delaware corporation (the "Company"), its subsidiaries, and its stockholders the benefits arising from ownership of the Company's common stock (the "Common Stock") by those selected individuals of the Company and its subsidiaries, who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the corporations.

     2. Elements of the Program.

     The Program is composed of various parts, and may be amended to add or subtract parts as the Plan Administrators deem in the best interest of the Company. The first part is the Stock Bonus Plan ("Bonus Plan") under which (i) common stock shares are granted in lieu of cash to key employees and consultants at their election as a bonus for performing duties essential in the growth of the company in its' initial year. The second part is the Stock Deferral Plan (Deferral) in which (i) payments of compensation in the forms of shares of common stock (deferred payments) are granted; and (ii) rights to receive cash or shares of common stock based on the amount of income deferred (up to 1/3 of gross income). The third part is the Executive Stock Option Plan (the "Executive Plan") under which (i) units representing the equivalent of shares of Common Stock (the "Performance Shares") are granted; (ii) payments of compensation in the form of shares of Common Stock (the "Stock Payments") are granted; and (iii) rights to receive cash or shares of Common Stock as a bonus, based on the performance of the executive or Key Independent Contractor (Bonus Shares). The fourth part is the Stock Compensation Plan ("Compensation Plan") under which the Plan Administrators are authorized to offer employees and key independent contractors common stock in exchange for compensation owed them in excess of the amount deferred under plan II and any other debt owed them by the company.

     3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.

     4. Administration of the Program and the Plans. The Highland Holdings International, Inc. 2001 Stock Compensation Program shall be administered, construed, governed and amended in accordance with their respective terms. The Plans as elements of the program shall be administered, construed, governed, and amended in accordance with their respective terms.

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                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

     Article 1. Administration. The Program shall be administered by the Company's Board of Directors (the "Program Administrators"). The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b-3(d) under the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

     Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their sole and absolute discretion, (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine the individuals to whom options and restricted shares and rights to purchase shares shall be granted under the Program; (d) to determine the time or times at which options and restricted shares, rights to purchase shares or other awards shall be granted under the Program; (e) to determine the number and type of shares or securities subject to each option, restricted share, purchase right or other award, the duration of each award granted under the Program, and the price of any share purchase; (f) to determine all of the other terms and conditions of options, restricted shares, purchase rights and other awards granted under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; provided, however, that the Board shall establish the price for all shares issued hereunder. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the "Plan Participants") and on their legal representatives, heirs and beneficiaries.

     Article 3. Maximum Number of Shares Subject to the Program. Subject to the provisions of Article 7, the maximum aggregate number of shares of Common Stock subject to the Program shall be two hundred thousand (200,000) shares. Subject to the limitation contained in Section 2 of Part 1, the maximum number of shares of common stock issuable pursuant to the Program to any single Program Participant in any given fiscal year shall be 50,000 shares. The Board of Directors of the Company shall make recommendations to the Program Administrators from time to time with respect to the allocation of the shares reserved under the Program for the directors, officers, employees and agents of the Company and its subsidiaries. The shares of Common Stock issued under the Program may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.

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


     The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options, transfer of restricted shares or issuance of stock purchased under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

     Notwithstanding anything to the contrary in this Program, at no time that the Program is subject to qualification under the Delaware Corporation Law shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions based on the number of shares of the Company which are outstanding at the time the calculation is made, unless such limitation is approved in accordance with such Delaware Law.

     Article 4. Eligibility and Participation. Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program. Consultants or advisors of the Company or its subsidiaries shall be eligible to receive awards under the Program.

     The term "subsidiary" as used herein means any company, other than the Company, in an unbroken chain of companies, beginning with the Company if, at the time of any grant hereunder, each of the companies, other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

     Article 5. Effective Date and Term of Program. The Program became effective January 3, 2001 upon its adoption by the Board of Directors of the Company. The Program shall continue in effect for a term of 5 years unless sooner terminated under Article 8 of these General Provisions.

     Article 6. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

     Article 7. Termination and Amendment of Program. The Program shall terminate five (5) years from the date the Program is adopted by the Board of Directors, or, if applicable, the date a particular Plan is approved by the stockholders, or shall terminate at such earlier time as the Board of Directors may so determine. No options shall be granted and no stock shall be sold and purchased under the Program after that date

     Article 8. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received a bonus or Deferral option, alter or impair any of that individual's rights or obligations under any option or restricted share granted or shares sold and purchased under the Program prior to that amendment, suspension, or termination.

     Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program or the election to purchase any shares pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option, the satisfaction of his or her restricted share conditions or the sale, purchase and issuance of such purchased shares until certificates representing the shares have been issued and delivered.

     Article 10. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

     Article 11. Tax Withholding. The exercise of any option or restricted share granted or the sale and issuance of any shares to be purchased under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company's sole and absolute discretion, the Company may, from time to time, accept shares of the Company's Common Stock subject to one of the Plans as the source of payment for such liabilities.

     Article 12. Compliance with Law. It is the express intent of the Company that this Program complies in all respect with all applicable provisions of state and federal law, including without limitation any appropriate code under Delaware Corporation Law to the extent such Section is applicable to the

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Company. It is the express intent of the Company that when any equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Program shall comply in all respects with applicable provisions of the Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessarily to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Plan Participant shall avoid liability under Section 16(b) and the Program shall comply as then applicable to any such transaction. Unless otherwise provided in any grant or award to any person who is or may thereafter be subject to Section 16 of the Exchange Act, the approval of such grant or award shall include the approval of the disposition of the Company of Company equity securities for the purposes of satisfying the payment of the exercise or purchase price or tax withholding obligations related to such grant or award within the meaning of Rules 16a-1(c)(3) and 16b-3(e).

     Article 13. Indemnification. No Program Administrator, as that term is defined in the Program, or any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Program Administrator shall be personally liable for any action or determination taken or made in good faith with respect to the Program, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     Article 14. Death Beneficiaries. In the event of a Plan Participant's death, all of such person's outstanding awards, including his or her rights to receive any accrued but unpaid Stock Payments, will transfer to the maximum extent permitted by law to such person's beneficiary. Each Plan Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Program. Each designation shall be on a form prescribed by the Program Administrators, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Plan Participant. If a Plan Participant dies with no such beneficiary designation in effect, such person's beneficiary shall be his or her estate and such person's awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

     Article 15. Unfunded Program. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Program. Neither the Company, its affiliates, the Program Administrators, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program nor shall anything contained in the Program or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Plan Participant or anyone claiming on his or her behalf. To the extent a Plan Participant or any other person acquires a right to receive payment pursuant to an award under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.

     Article 16. Choice of Law and Venue. The Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. Acceptance of an award shall be deemed to constitute consent to the jurisdiction and venue of the state and federal courts located in Dover, State of Delaware for all purposes in connection with any suit, action or other proceeding relating to such award, including the enforcement of any rights under the Program or any agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of Delaware, provided a reasonable time for appearance is allowed.

     Article 17 Arbitration. Any disputes involving the Program will be resolved by arbitration in the City of Dover, Delaware before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     Article 18. Program Administrators' Right. Except as may be provided in an award agreement, the Program Administrators may, in their discretion, waive any restrictions or conditions applicable to, extend or modify any period (including any period in which an option or other exercisable award may be exercised, subject to the requirements of the Code) applicable to, or accelerate the vesting of, any award (other than the right to purchase shares pursuant to the Stock Purchase Plan).

     Article 19. Termination of Benefits Under Certain Conditions. The Program Administrators, in their sole and absolute discretion, may cancel any unexpired, unpaid or deferred award (other than a right to purchase shares pursuant to the Stock Purchase Plan) at any time if the Plan Participant is not in compliance with all applicable provisions of the Program or any award agreement or if the Plan Participant, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

     Article 20. Conflicts in Program. In case of any conflict in the terms of the Program, or between the Program and an award agreement, the provisions in the Program which specifically grant such award shall control, and the provisions in the Program shall control over the provisions in any award agreement.

     Article 21. Information to Plan Participants. To the extent required by applicable law, the Company shall provide Plan Participants with the Company's financial statements at least annually.

                                     PART I

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                                STOCK BONUS PLAN

     Section 1. Purpose. The purpose of this HIGHLAND HOLDINGS INTERNATIONAL, INC. Stock Bonus Plan (the "Bonus) is to promote the growth and general prosperity of the Company by permitting the Company to grant registered shares in lieu of cash bonuses to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. This Stock Bonus Plan is Part I of the 2001 Stock Compensation Program. Unless any provision herein indicates to the contrary, the Stock Bonus Plan shall be subject to the General Provisions of the Program and terms used but not defined in this Stock Bonus Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Terms and Conditions. The terms and conditions of shares granted under the Bonus Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all shares granted under the Bonus Plan satisfy the requirements of the Stock Bonus Plan.

     Each Bonus agreement shall provide to the recipient (the "Holder"), at their election in lieu of cash, the transfer of a specified number of shares of Common Stock of the Company that shall become non-forfeitable upon the execution of the Stock Bonus Plan Agreement (Bonus Agreement). At the time that the bonus is granted, the Program Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.

     The Holder shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (the "Stock Bonus Agreement"). Each individual who is awarded shares, at their election in lieu of cash, shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder.

     The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the HIGHLAND HOLDINGS INTERNATIONAL, INC. Stock Bonus Plan entered into between the registered owner and HIGHLAND HOLDINGS INTERNATIONAL, INC. Copies of such Plan and Agreement are on file in the offices of HIGHLAND HOLDINGS INTERNATIONAL, INC.

     The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the company until the applicable conditions have been satisfied.

     Section 3. Transferability. Subject to the provisions of the Bonus Plan Agreements, as may be set by the Program Administrators commencing on the grant date, the Holder shall be permitted to sell, transfer, pledge, or assign shares awarded under the Stock Bonus Plan.

     Section 4. Share Rights Upon Employment or Service. If a Holder terminates employment or service with the company, any shares granted to him shall not be forfeited by the Holder.

     Section 5. Stockholder Rights. The Holder shall have, with respect to the shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of stock shall be delivered to the Holder promptly after, and only after, the Bonus Plan Agreement shall be executed, and recipient has made the election to receive shares in lieu of a cash bonus awarded.

     Section 6. Compliance with Securities Laws. Shares shall not be issued under the Stock Bonus Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law.

     Section 7. Continued Employment or Service. This agreement is not contingent upon continued employment or service.

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                           STOCK BONUS PLAN AGREEMENT

     THIS AGREEMENT is made as of __________, _____, by and between Highland Holdings, International, Inc., a Delaware corporation (the "Company"), and ______________________ ("Holder"):

     WHEREAS, the Company maintains the HIGHLAND HOLDINGS INTERNATIONAL INC. Stock Bonus Plan ("Stock Bonus Plan") under which the Program Administrators grant shares of the Company's common stock, no par value ("Common Stock") to employees and non-employees, at recipients election in lieu of cash bonuses awarded, as the Program Administrators may determine, subject to terms, conditions, or restrictions as they may deem appropriate; and

     WHEREAS, pursuant to the Stock Bonus Plan, the Program Administrators have awarded to Holder a stock bonus award conditioned upon the execution by the Company and Holder of this Stock Bonus Plan Agreement setting forth all the terms and conditions applicable to such award.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

1.   Award of Shares.

     Under the terms of the Stock Bonus Plan, and upon their election of the recipient to receive shares in lieu of cash bonuses awarded, the Program Administrators hereby award and transfer to Holder a stock award on __________("Grant Date"), covering shares of Common Stock ("Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Holder's performance of service to the Company (which transfer is intended to constitute a "transfer" for purposes of Section 83 of the Internal Revenue
Code).

2.   Stock Certificates.

     A stock certificate evidencing the Shares shall be issued in the name of Holder as of the Grant Date. Holder shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Holder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

3.   Administration.

     The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Stock Bonus Plan) to decide all matters relating to the administration and interpretation of the Stock Bonus Plan and this Agreement. All such Program Administrators determinations shall be final, conclusive, and binding upon the Company, Holder, and any and all interested parties.

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4.   Right to Continued Employment or Service.

     Nothing in the Stock Bonus Plan or this Agreement shall confer on Holder any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and Holder, in any way affect the Company's right to terminate Holder's employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

5.   Amendment.

     This Agreement shall be subject to the terms of the Stock Bonus Plan as amended, the terms of which are incorporated herein by reference. However, the stock bonus award that is the subject of this Agreement may not in any way be restricted or limited by any Stock Bonus Plan amendment or termination approved after the date of the award without Holder's written consent.

6.   Force and Effect.

     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

7.   Governing Law.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

8.   Successors.

     This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

9.   Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

     To Company:   HIGHLAND HOLDINGS INTERNATIONAL, INC.
                   5075 Warner Avenue "B"
                   Huntington Beach, CA  92649
                   Attn:  Secretary

     To Holder:
                   ------------------------------
                   ------------------------------
                   ------------------------------

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10.  Incorporation of Plan by Reference.

     The Shares are awarded pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Share award shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date hereof.

HIGHLAND HOLDINGS INTERNATIONAL, INC.
a Delaware corporation

By:
----------------------------
John P. Demoleas, President



ACCEPTED AND AGREED TO

----------------------------
(Optionee)

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                                     PART II

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                     DEFERRED COMPENSATION STOCK OPTION PLAN

     Section 1. Deferral Option Terms and Conditions. The purpose of this HIGHLAND HOLDINGS INTERNATIONAL, INC. Deferred Compensation Stock Option Plan (the "Deferral Option Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant certain stock deferral rights ("Deferral Option"), exercisable by the recipients in lieu of cash payable to them which has been deferred, to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The terms and conditions of Deferral Options granted under the Deferral Option Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each agreement (the "Deferral Option Agreement"). Unless any provision herein indicates to the contrary, this Deferral Option Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Deferral Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Duration of Deferral Options. Each Deferral Option and all rights thereunder granted pursuant to the terms of the Deferral Option Plan shall expire on the date determined by the Program Administrators as evidenced by the Deferral Option Agreement, but in no event shall any Deferral Option expire later than five (5) years from the date on which the Deferral Option is granted. In addition, each Deferral Option shall be subject to early termination as provided in the Deferral Option Plan.

     Section 3. Grant. Subject to the terms and conditions of the Deferral Option Agreement, the Program Administrators may grant the right to receive a payment upon the exercise of a Deferral Option which reflects the number of shares of Common Stock for which such Deferral Option was granted to any person who is eligible to receive awards, and have elected to receive shares in lieu of payment of deferred compensation.

     Section 4. Payment at Exercise. Upon the settlement of a Deferral Option in accordance with the terms of the Deferral Option Agreement, the Plan Participant shall (subject to the terms and conditions of the Deferral Option Plan and Deferral Option Agreement) receive a payment equal to the Grant Price (as defined below) for the number of shares of the Deferral Option being exercised at that time. Such payment may be paid, at the election of the recipient, in cash or in shares of the Company's Common Stock or by a combination of the foregoing, at the time of exercise of the Deferral Option, specified by the Program Administrators in the Deferral Option Agreement. If any portion of the payment is paid in shares of the Company's Common Stock, such shares shall be valued for this purpose at the Deferral Option Grant Price. "Deferral Grant Price" shall mean the price allocated to the stock pursuant to the Stock Deferral Option Agreement.

     Section 5. Special Terms and Conditions. Each Deferral Option Agreement which evidences the grant of a Deferral Option shall incorporate such terms and conditions as the Program Administrators in their sole and absolute discretion deem are not inconsistent with the terms of the Deferral Option Plan.

     Section 6. Compliance with Securities Laws. Deferral Options shall not be granted and shares shall not be issued with respect to any Deferral Option granted under the Deferral Option Plan unless the grant of that Deferral Option or the exercise of that Deferral Option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that any securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on securities and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.

     Section 7. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her Deferral Option or any shares as a result thereof, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that Deferral Option or the issuance of such shares for a period specified by the Program Administrators. Nothing in this Deferral Option Plan or in any Deferral Option Agreement shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 8. Deferral Option Rights Upon Termination of Employment or Service. If a Plan Participant under this Deferral Option Plan ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her Deferral Option shall terminate thirty (30) days after the date of termination of employment (unless sooner terminated in accordance with its terms); provided, however, that in the event employment is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within ninety (90) days after the date of termination of employment or service, unless either the Deferral Option Agreement or this Deferral Option Plan otherwise provides for earlier termination.

     Section 9. Rights Upon Disability. If a Plan Participant becomes disabled within the meaning of Code Section 422(e)(3) while employed by or providing service to the Company or any subsidiary corporation, his or her Deferral Option shall terminate six months after the date of termination of employment or service due to disability (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised (to the extent exercisable on the date of termination of employment or service) at any time within one year after the date of termination of employment due to disability, unless either the Deferral Option Agreement or the Deferral Option Plan otherwise provides for earlier termination.

     Section 10. Rights Upon Death. Except as otherwise limited by the Program Administrators at the time of the grant of a Deferral Option, if a Plan Participant under the Deferral Option Plan dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her Deferral Option shall expire six months after the date of death unless by its terms it expires sooner; provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised (to the extent exercisable on the date of death) at any time within one year after the date of death, under the Deferral Option Agreement or the Deferral Option Plan otherwise provides for earlier termination. During this six-month or shorter period, the Deferral Option may be exercised, to the extent that it remains unexercised on the date of death by the person or persons to whom a Plan Participant's rights under the Deferral Option shall pass by will or by the laws of descent and distribution, but only to the extent that the plan Participant is entitled to exercise the Deferral at the time and date of death.

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                DEFERRED COMPENSATION STOCK OPTION PLAN AGREEMENT

                                (GRANT OF OPTION)


Date of Grant: ____________________, ____


     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant") , is delivered by HIGHLAND HOLDINGS INTERNATIONAL, INC. , a Delaware corporation (the "Company"), to ____________________ (the "Optionee"), who is an employee of the Company or one of its subsidiaries (the Optionee's employer is sometimes referred to herein as the "Employer").

     WHEREAS, the Board of Directors of the Company (the "Board") on __________ adopted, with subsequent stockholder approval, the HIGHLAND HOLDINGS INTERNATIONAL, INC. Deferred Stock Option Plan (the "Plan");

     WHEREAS, the Plan provides for the granting of deferred compensation stock options by the Board or Program Administrators to employees of the Company or any subsidiary of the Company who have deferred compensation payable to them to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, $.001 par value (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of deferred compensation stock options under the Plan, and have determined that it would be in the best interest of the Company to grant the deferred compensation stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, at their election, as of the Date of Grant, an option to purchase a number of shares of Stock at a price of $.10 per share, (not to exceed 1/3 of total quarterly income earned) on the date of Grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

2.   Installment Exercise.

     Subject to such further limitations as are provided herein, the Option shall become exercisable in Quarterly installments, on the first day following the close of the prior calendar quarter, the Optionee having the right hereunder to purchase from the Company a number of Option Shares upon exercise of the Option, in proportion to the deferred compensation subject to the employee's exercise of option.

3.   Termination of Option.

     (a) Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five years from the Date of Grant (the "Option Term").

     (b) Notwithstanding anything else to the contrary contained herein, upon the occurrence of the Optionee ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Optionee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee's Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment. Upon a termination of the Optionee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a six-month period following the date of such termination of the Optionee's employment, unless extended for a period of up to one year, at the sole and absolute discretion of the Program Administrators.

     (c) In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative, but only to the extent that the option would otherwise have been exercisable by the Optionee.

     (d) A transfer of the Optionee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment.

4.   Exercise of Option.

     (a) The Optionee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised against deferred compensation, and the date of exercise thereof.

     (b) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

5.   Adjustment of and Changes in Stock of the Company.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6.   No Rights of Stockholders.

     Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.   Non-Transferability of Option.

     During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of
(a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.   Restriction on Exercise.

     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.

7.   Employment Not Affected.

     The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

8.   Amendment of Option.

     The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

9.   Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:    HIGHLAND HOLDINGS INTERNATIONAL, INC.
               5075 Warner Avenue  "B"
               Huntington Beach, CA  92649

To Optionee:
               ------------------------------
               ------------------------------
               ------------------------------

10.  Incorporation of Plan by Reference.

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

11.  Governing Law.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.


     In Witness Whereof, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

HIGHLAND HOLDINGS INTERNATIONAL, INC.
a Delaware Corporation



By:
----------------------------
John P. Demoleas President




ACCEPTED AND AGREED TO:




By:
----------------------------
Optionee

                                    PART III

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                           Executive Stock Option Plan

     Section 1. Terms and Conditions. The purpose of the HIGHLAND HOLDINGS INTERNATIONAL, INC. Executive Stock Option Plan (the "Executive Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries to provide individuals with an additional incentive to the success of the Company. The terms and conditions of Performance Shares, Stock Payments or Bonus Rights granted under the Stock Rights Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each stock rights agreement (the "Stock Rights Agreement"). Unless any provision herein indicates to the contrary, this Stock Rights Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Stock Rights Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Duration. Each Performance Share or Dividend Equivalent Right and all rights thereunder granted pursuant to the terms of the Stock Rights Plan shall expire on the date determined by the Program Administrators as evidenced by the Stock Rights Agreement, but in no event shall any Performance Shares or Dividend Equivalent Rights expire later than ten (10) years from the date on which the Performance Shares or Dividend Equivalent Rights are granted. In addition, each Performance Share, Stock Payment or Dividend Equivalent Right shall be subject to early termination as provided in the Stock Rights Plan.

     Section 3. Grant. Subject to the terms and conditions of the Stock Rights Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Dividend Equivalent Rights as provided under the Stock Rights Plan. Each grant of Performance Shares, Dividend Equivalent Rights or Stock Payments shall be evidenced by a Stock Rights Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Stock Rights Plan.

     Section 4. Performance Shares. Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Program Administrators may determine and specify in the Stock Rights Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Stock Rights Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Program Administrators shall determine and specify in the Stock Rights Agreement and payment for any Performance Shares may be made in full in cash or by certified cashier's check payable to the order of the Company or, if permitted by the Program Administrators, by shares of the Company's Common Stock or by the surrender of all or part of an award, or in other property, rights or credits deemed acceptable by the Program Administrators or, if permitted by the Program Administrators, by a combination of the foregoing. If any portion of the purchase price is paid in shares of the Company's Common Stock, those shares shall be tendered at their then Fair Market Value. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon the exercise or settlement of Performance Shares or other option or award to satisfy the exercise or settlement price.

     Section 5. Stock Payments. The Program Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under other compensatory arrangements, only with the election of the eligible person, provided that the Plan Participant will be required to pay an amount equal to the aggregate par value of any newly issued Stock Payments. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Stock Rights Agreement for such Stock Payment.

     Section 6. Dividend Equivalent Rights. The Program Administrators may grant Dividend Equivalent Rights in tandem with the grant of Incentive Options or Nonqualified Options, SARs, Restricted Shares or Performance Shares that otherwise do not provide for the payment of dividends on the shares of Common Stock subject to such awards for the period of time to which such Dividend Equivalent Rights apply, or may grant Dividend Equivalent Rights that are independent of any other such award. A Dividend Equivalent Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Dividend Equivalent Right shall be evidenced by a separate Stock Rights Agreement. Payment may be made by the Company in cash or by shares of the Company's Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Stock Rights Agreement for such Dividend Equivalent Rights. The total payment attributable to a share of Common Stock subject to a Dividend Equivalent Right shall not exceed one hundred percent (100%) of the equivalent dividends payable with respect to an outstanding share of Common Stock during the term of such Dividend Equivalent Right, taking into account any assumed investment (including assumed reinvestment in shares of Common Stock) or interest earnings on the equivalent dividends as determined under the Stock Rights Agreement in the case of a deferred payment, provided that such percentage may increase to a maximum of two hundred percent (200%) if a Dividend Equivalent Right is subject to a Performance Objective.

     Section 7. Compliance with Securities Laws. Securities shall not be issued with respect to any award under the Stock Rights Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the securities subject to his or her award and the imposition of stop-transfer instructions restricting their transferability as required by law or by this
Section 7.

     Section 8. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her award, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that award for a period specified by the Program Administrators. Nothing in this Stock Rights Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 9. Rights Upon Termination of Employment or Service. If a Plan Participant under this Stock Rights Plan ceases to be employed by, or provide service to, the Company or any of its subsidiaries for any reason his or her award shall immediately terminate.

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                      EXECUTIVE STOCK OPTION PLAN AGREEMENT

     THIS AGREEMENT is made as of __________, _____, by and between HIGHLAND HOLDINGS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and ______________________ ("Holder"):

     WHEREAS, the Company maintains the HIGHLAND HOLDINGS INTERNATIONAL, INC. Executive Stock Option Plan ("Stock Option Plan") under which the Program Administrators grant shares of the Company's common stock, no par value ("Common Stock") to employees and non-employees as the Program Administrators may determine, subject to terms, conditions, or restrictions as they may deem appropriate; and

     WHEREAS, pursuant to the Stock Bonus Plan, the Program Administrators have awarded to Holder a stock bonus award conditioned upon the execution by the Company and Holder of an Executive Stock Option Plan Agreement setting forth all the terms and conditions applicable to such award.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

1.   Award of Shares.

     Under the terms of the Executive Stock Option Plan, the Program Administrators hereby award and transfer to Holder a stock award on _______,2001 ("Grant Date"), covering shares of Common Stock ("Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Holder's performance of service to the Company (which transfer is intended to constitute a "transfer" for purposes of Section 83 of the Internal Revenue Code).

2.   Stock Certificates.

     A stock certificate evidencing the Shares shall be issued in the name of Holder as of the Grant Date. Holder shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Holder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

3.   Administration.

     The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Stock Option Plan) to decide all matters relating to the administration and interpretation of the Stock Bonus Plan and this Agreement. All such Program Administrators determinations shall be final, conclusive, and binding upon the Company, Holder, and any and all interested parties.

4.   Right to Continued Employment or Service.

     Nothing in the Stock Option Plan or this Agreement shall confer on Holder any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and Holder, in any way affect the Company's right to terminate Holder's employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

5.   Amendment.

     This Agreement shall be subject to the terms of the Stock Option Plan as amended, the terms of which are incorporated herein by reference. However, the stock bonus award that is the subject of this Agreement may not in any way be restricted or limited by any Stock Bonus Plan amendment or termination approved after the date of the award without Holder's written consent.

6.   Force and Effect.

     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

7.   Governing Law.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

8.   Successors.

     This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

9.   Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

     To Company:   HIGHLAND HOLDINGS INTERNATIONAL, INC.
                   5075 Warner Avenue  "B"
                   Huntington Beach, CA  92649
                   Attn:  Secretary

     To Holder:
                   ------------------------------
                   ------------------------------
                   ------------------------------

10.  Incorporation of Plan by Reference.

     The Shares are awarded pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Share award shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date hereof.

HIGHLAND HOLDINGS INTERNATIONAL, INC.
a Delaware corporation

By:
----------------------------
John P. Demoleas, President



ACCEPTED AND AGREED TO

----------------------------
Holder

                                     PART IV


                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                             STOCK COMPENSATION PLAN



     Section 1 Granting of Restricted Common Stock. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to eligible officers, employees or directors at such times as it deems appropriate following adoption of the Plan by the Board, shares of Restricted Common Stock.

     Section 2 Price of Restricted Common Stock. The price at which Restricted Common Stock may be purchased by a Participant under the Plan shall be determined by the Board and shall be 85% of the fair market value, per share, of the Common Stock at the time the Restricted Common Stock was granted.

     Section 3 Persons Subject to Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act are hereby advised that reliance on Rule 16b3 may require that any equity security of HIGHLAND HOLDINGS INTERNATIONAL, INC. acquired upon exercise of Restricted Common Stock by such person be held at least until the date six months after the date of grant of the Restricted Common Stock.

     Section 4 Other Provisions.

     (A) No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue in the employ of HIGHLAND HOLDINGS INTERNATIONAL, INC. or a subsidiary or shall in any way affect the right and power of HIGHLAND HOLDINGS INTERNATIONAL, INC. or a subsidiary to terminate the employment of any Participant under the Plan at any time with or without assigning a reason therefor.

     (B) Tax Withholding. The Board shall have the right to deduct from any settlement of an Award, including without limitation the delivery or vesting of Common Stock, made under the Plan any Federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take any such other action as may be necessary in the opinion of the Board to satisfy all obligations for payment of such taxes. If Common Stock that would otherwise be delivered in settlement of the Award are used to satisfy tax withholding, such Common Stock shall be valued based on their Fair Market Value determined in accordance with section 6(B) when the tax withholding is required to be made. Participants who are subject to Section 16 of the Exchange Act are hereby advised that pursuant to Rule 16b3 thereunder the use of shares to satisfy tax withholding will be treated as the exercise of a Stock Appreciation Right.

     (C) Amendment and Termination. The Board may at any time suspend, amend, or terminate the Plan, and, without limiting the foregoing, the Board shall have the express authority to amend the Plan from time to time, with or without approval by the shareholders, in the manner and to the extent that the Board believes is necessary or appropriate in order to cause the Plan to conform to provisions of Rule 16b3 under the Exchange ct and any other rules under Section 16 of the Exchange Act, as any of such rules may be amended, supplemented, or superseded from time to time. Except for adjustments made in accordance with Section 9(A), the Board may not, without the consent of the grantee of the Award, alter or impair any Award previously granted under the Plan. No Award may be granted during any suspension of the Plan or after termination thereof.

     (D) Effective Date of the Plan. The Plan was adopted by the Board on January 3, 2001.

     (E) Duration of the Plan. Unless previously terminated by the Board, the Plan shall terminate at the close of business on December 31, 2005 and no Award shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

     (F) Use of Certain Terms. The terms "parent" and "subsidiary" shall have the meanings ascribed to them in Section 424 of the Code and unless the context otherwise requires, the other terms defined in Section 421, 422, and 424, inclusive, of the Code and regulations and revenue rulingsapplicable thereto, shall have the meanings attributed to them therein.

                                     PART V

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                         STOCK OPTION COMPENSATION PLAN

Section 1. Terms and Conditions. The purpose of the Highland Holdings International, Inc. Stock Option Compensation Plan (the "Stock Option Compensation Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant non-qualified stock options to compensate Key Independent Contractors for work performed for the Company and its subsidiaries. This plan is restricted to Key Independent Contractors (Key Independent Contractor status shall be determined by the Program Administrators). The terms and conditions of the Stock Options granted under this Stock Option Compensation Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each Stock Option Compensation Agreement (the "Compensation Agreement"). Unless any provision herein indicates to the contrary, this Compensation Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Compensation Stock Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

Section 2. Grant. Subject to the terms and conditions of each individually executed Compensation Agreement, the Program Administrators may grant Stock Options, as provided under the Compensation Plan. Each grant of Stock Options shall be evidenced by a Compensation Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Stock Option Compensation Plan.

Section 3. Compensation Shares. Compensation Shares shall become payable to a Plan Participant based upon the completion of specified projects and duties and upon such other terms and conditions as the Program Administrators may determine and specify in the Compensation Agreement evidencing such Compensation. Each grant shall satisfy the conditions for compensation-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Compensation Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Compensation Agreement for such grant.

Section 4. Exercise of Stock Option. At any time within one (1) year following the grant of a Stock Option to a Plan Participant, the Plan Participant, unless otherwise prohibited from doing so by the Stock Option Compensation Agreement, may elect to exercise the right under the Stock Option to purchase all, or part, of the total number of shares of Common Stock of the Company eligible to be purchased pursuant to the grant of the Stock Option. Exercise of the right to purchase Common Stock of the Company pursuant to the grant of the Stock Option may continue to be made by the Plan Participant in whole, or in part, until the earlier of (i) exercise of the right to purchase all the eligible shares of Common Stock pursuant to the grant of the Stock Option or (ii) one year from the date of the grant of the Stock Option. To effectuate an exercise of the right to purchase shares of Common Stock of the Company, the Plan Participant shall notify the Secretary of the Company of the number of shares being purchased and shall tender to the Secretary of the Company the full purchase price for the shares being purchased at that time. The purchase price shall be determined pursuant to the Stock Option Compensation Agreement and shall be tendered in the form of cash, a cashier's check or a promissory note of the Plan Participant. In the event that the Plan Participant elects to tender a promissory note for the purchase price, the promissory note shall bear interest at the rate of seven percent (7%) per annum and shall be due and payable, in full, within 180 days. Upon notification of the intent of the Plan Participant of the exercise of the Stock Option and payment of the purchase price, as described hereinabove, the Secretary of the Company shall forthwith cause a certificate representing the number of shares of Common Stock being purchased to be issued by the Company and to be delivered to the Plan Participant.

Section 5. Compliance with Securities Laws. Securities shall not be issued with respect to any award under the Stock Option Compensation Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

Section 6. Continued Service. Nothing in this Stock Option Compensation Plan in any award granted hereunder shall confer upon any Plan Participant any right to continue to provide consulting services to the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that service arrangement.

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.

                       STOCK OPTION COMPENSATION AGREEMENT
                            (Compensation Agreement)


(GRANT OF STOCK OPTION AS COMPENSATION
  TO KEY INDEPENDENT CONTRACTORS)


Date of Grant: ____________________, ____

THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant") , is delivered by Highland Holdings International, Inc. a Delaware corporation (the "Company"), to ____________________ (the "Optionee"), who is a Key Independent Contractor of the Company or one of its subsidiaries.

WHEREAS, the Board of Directors of the Company (the "Board") on January 5, 2001 adopted the Highland Holdings International, Inc., Stock Option Compensation Plan (the " Stock Option Compensation Plan") as a part of its 2001 Stock Compensation Plan; and

WHEREAS, the Stock Option Compensation Plan provides for the granting of Stock Options by the Board or Program Administrators to Key Independent Contractors of the Company or any subsidiary of the Company, to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of Stock Options under the Stock Option Compensation Plan, and have determined that it would be in the best interest of the Company to grant the Stock Options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, as of the Date of Grant, an option to purchase _______________shares Common Stock at a price per share equal to seventy-five percent (75%) of the fair market value of the Common Stock of the Company on the date of Grant. Such option is hereinafter referred to as the "Option". As used in this Compensation Agreement and the Stock Option Compensation Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock on the principal securities exchange on which shares of Stock are listed, (ii) if Stock is not traded on any national securities exchange but is quoted on the National

Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations or securities prices in common use, including, but not limited to the National Association of Securities Dealers, Inc. "OTC:BB", the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

3.   Termination of Option.

Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of one year from the Date of Grant (the "Option Term").

4.   Exercise of Option.

(a) The Optionee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof. Accompanying the notice shall be a tender of the purchase price for the Option Shares being purchased in the form of cash, a cashier's check or a promissory note of the Plan Participant. In the event that the Plan Participant elects to tender a promissory note for the purchase price, the promissory note shall bear interest at the rate of seven percent (7%) per annum and shall be due and payable, in full, within 180 days.

(b) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

5.   Adjustment of and Changes in Stock of the Company.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Common Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option prior to the issuance of shares thereunder. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6.   No Rights of Stockholders.

Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.   Non-Transferability of Option.

During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.   Restriction on Exercise.

The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares without registration in violation of any federal or State securities or other law or valid regulation.

9.   Amendment of Option.

The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

10.  Notice.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:   Highland Holdings International, Inc.
              5075 Warner Avenue  Suite "B"
              Huntington Beach, CA  92649

To Optionee:
              ------------------------------
              ------------------------------
              ------------------------------

11.  Incorporation of Stock Option Compensation by Reference.

The Option is granted pursuant to the terms of the Stock Option Compensation Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Stock Option Compensation Plan. The Plan Administrators shall interpret and construe the Stock Option Compensation Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

12.  Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Stock Option Compensation Agreement, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

Highland Holdings International, Inc.       ACCEPTED AND AGREED TO:
a Delaware Corporation

By: /s/ John Demoleas
------------------------------------        ------------------------------------
John Demoleas, President                    [Optionee]